Exhibit 99.1

Mitel Reports First Quarter Fiscal 2012 Financial Results

-Revenue of $164.1 million, up 3% from the prior year quarter

-Year-over-year revenue growth across all Business Units

OTTAWA, Sep. 1, 2011 (GLOBE NEWSWIRE) — Mitel (Nasdaq:MITL), a leading provider of Unified Communications and Collaboration (UCC) software solutions, today announced financial results for the first quarter of fiscal 2012 ended July 31, 2011. All financial results are in U.S. dollars.

Financial Highlights

•	Revenue for the first quarter of fiscal 2012 was $164.1 million, compared to $160.0 million for the first quarter of fiscal 2011.

•	Adjusted EBITDA (as defined below) for the first quarter of fiscal 2012 was $18.0 million.

•	Cash and cash equivalents as of July 31, 2011 were $71.3 million.

•	Operating cash flows for the first quarter of fiscal 2012 were $12.4 million.

•	Debt repayment of $12.3M

“We are pleased with our execution in the first quarter of fiscal 2012 where we again exceeded our guidance, implemented our new strategy and initiated organizational changes to position Mitel for growth,” said Richard McBee, chief executive officer, Mitel. “We remain focused on maintaining our technology leadership. For instance, this week at the VMworld conference we announced the integration of our virtualized UC Advanced client software with VMware View 5, dramatically expanding the power of desktop virtualization. As IT administrators continue to focus on reducing costs, our combined solution extends a company’s desktop and mobile environment to anywhere an employee has an Internet connection.”

Mitel recorded restructuring charges of $4.8M reflecting previously announced actions taken to drive improved operating performance. Accordingly, net loss for the first quarter of fiscal 2012 was $2.8 million, or $0.05 per share, compared to net income of $6.8 million, or $0.12 per share, for the same period last year.

Non-GAAP net income for the first quarter of fiscal 2012 was $9.2 million, or $0.16 per share, compared to non-GAAP net income of $10.8 million, or $0.19 per share, in the same period last year. Please refer to the GAAP to non-GAAP reconciliation tables in this release.

Business Unit Results

•

Mitel Communications Solutions revenues for the first quarter of fiscal 2012 grew 1% to $124.4 million from the same quarter of 2011. Operating margin declined 1.6% versus the prior year reflecting increased product margins being offset by a decline in service margins and higher operating expenses.

•

Mitel NetSolutions revenues for the first quarter of fiscal 2012 grew 4% to $20.0 million from the same quarter of 2011. Operating margin declined by 0.4% over the same period due to the investment in Mitel Mobile and Mitel AnyWare capabilities.

•	Mitel DataNet revenue for the first quarter of fiscal 2012 grew 14% to $19.7 million from the same quarter of 2011. Operating margin improved by 4.3% over the same period due primarily to higher gross margins resulting from a combination of revenue mix and improved purchasing power due to higher volumes.

Business Highlights

•

Mitel has integrated its virtualized Unified Communicator® (UC) Advanced client software with VMware View™ 5, enabling Mitel and VMware to deliver soft phone and mobile device integration into a desktop virtualization environment.

•	New customer highlights:

o	Hancock Estabrook selected Mitel’s Freedom architecture to allow its attorneys the ability to work flexibly and effectively from any location. The solution provides seamless, unified communications between the firm’s 60+ lawyers and their clients.

o	Hospitality wins include the Hotel Palace Madrid, Hotel J Stockholm and the Mandarin Hotel in New York City

•

Mitel NetSolutions is the first US Mobile Virtual Network Operator (MVNO) to offer a 3G/4G wireless solution by introducing the 3G/4G Android-based HTC Detail as part of the Mitel Mobile service offering.

•

New enhancements have been introduced to NetSolutions service offerings, including NetSolutions ExpressSIP for Mitel Call Control, and the formal transition of the Mitel AnyWare hosted UC solution into the NetSolutions portfolio.

•

The Mitel Application Suite Release 3.0 has been introduced to market, which integrates Mitel’s Unified Communicator Advanced server software and desktop/mobile client support directly into this suite. This further streamlines Mitel’s UCC solution offering and improves implementation and management.

“In our first quarter, we saw year-over-year revenue growth across all three business units,” stated Steve Spooner, chief financial officer, Mitel. “Looking forward, we expect continued revenue growth and operating margin expansion as we continue to execute our business strategy.”

Business Outlook

Mitel has set the following financial performance guidance for the second quarter of fiscal year 2012 ending October 31, 2011:

•	Revenue is expected to be in the range of $164 to $168 million.

•	Gross margin percentage is expected to be in the range of 48.8 to 49.2 percent.

•

Non-GAAP operating expenses as a percentage of revenue are expected to be in the range of 39.0 to 40.0 percent. Non-GAAP operating expenses means SG&A and R&D expenses excluding estimated amortization of $5.6 million for acquisition-related intangible assets and estimated stock-based compensation expense of $1.3 million.

Conference Call Information

Mitel will host an investor conference call and live webcast today at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss its financial results for the first quarter ended July 31, 2011. To access the conference call, dial 866-322-8032. Callers outside the U.S. and Canada should dial 416-640-3406. A replay of the conference call will be available through Tuesday, September 6, 2011. To access the replay, please dial 888-203-1112 and enter pass code 7434547. Callers outside the U.S. and Canada should dial 647-436-0148 and enter pass code 7434547. The live webcast will be accessible on Mitel’s investor relations website at http://investor.mitel.com/ and will be archived and available on this site for at least three months.

Adjusted EBITDA

For a reconciliation of Adjusted EBITDA to net income, the most directly comparable U.S. GAAP measure, see attached “Reconciliation of Net Income to Adjusted EBITDA.”

Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. Adjusted EBITDA should not be considered as an alternative to net income, income from operations or any other measure of financial performance calculated and presented in accordance with U.S. GAAP. We prepare Adjusted

EBITDA to eliminate the impact of items that we do not consider indicative of our core operating performance. We encourage you to evaluate these adjustments and the reasons we consider them appropriate, as well as the material limitations of non-GAAP measures and the manner in which we compensate for those limitations. See “Selected Financial Data” in Mitel’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission on July 1, 2011 and filed with Canadian securities authorities.

Non-GAAP Financial Measurements

To supplement our consolidated financial statements presented on a GAAP basis, Mitel uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period and comparative prior period GAAP results are made with the intent of providing both management and investors a more complete understanding of Mitel’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the U.S.

For a reconciliation of non-GAAP net income to net income, the most directly comparable U.S. GAAP measure, see attached “Reconciliation of Net Income to Non-GAAP Net Income.”

Forward-Looking Statements

Investors are cautioned that Mitel’s historical performance has in the past deviated, in some cases materially, from its financial performance targets. Given that Mitel’s sales occur disproportionately in the final weeks of a quarter, Mitel does not intend to update its financial performance targets during or after the quarter and will not comment or report on its second quarter results any more than the information included in this release until after it announces its financial results for the second quarter of fiscal year 2012 and holds its conference call with respect to such results. Some of the statements in this press release, including the information regarding our financial performance targets for the second quarter of fiscal year 2012, are forward-looking statements within the meaning of applicable U.S. and Canadian securities laws. Statements that include the words “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” “plan,” “predict,” “potential,” “believe,” “project,” “anticipate” and similar statements of a forward-looking nature, or the negatives of those statements, identify forward-looking statements. In particular, this press release contains forward-looking statements pertaining to, among other matters: our future economic performance, profitability and financial condition; general global economic conditions; our business strategy; plans and objectives for future operations; our industry and the growth in the markets in which we compete; the costs of operating as a public company; and our research and development expenditures. These forward-looking statements reflect currently available information or our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In making these statements, we have made assumptions regarding, among other things:

•	No unforeseen changes occurring in the competitive landscape that would affect our industry generally or Mitel in particular

•	A stable or recovering economic environment

•	No significant event occurring outside the ordinary course of our business

•	Stable foreign exchange and interest rates

•	No asset impairments

•	No material changes in effective tax rates

Actual events or Mitel’s results, performance, financial position or achievements could differ materially from those contemplated, expressed or implied by such forward-looking statements as a result of various risks and uncertainties, including, without limitation:

•	Our ability to achieve or sustain profitability in the future

•	Fluctuations in our quarterly and annual revenues and operating results

•	The successful implementation of our newly announced strategic plan

•	Our reliance on channel partners for a significant component of our sales

•	Current and ongoing global economic instability

•	Intense competition

•	Fluctuations in foreign exchange rates

•	Our dependence upon a small number of outside contract manufacturers to manufacture our products

•	Our ability to realize our deferred tax assets

Additional risks are discussed herein and under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011, which has been filed with the U.S. Securities and Exchange Commission on July 1, 2011 as well as with Canadian securities authorities. Except as required by law, Mitel is under no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Mitel

Mitel (Nasdaq:MITL) is a global provider of business communications and collaboration software and services. Mitel’s Freedom architecture provides the flexibility and simplicity organizations need to support today’s dynamic work environment. Through a single cloud-ready software stream, Mitel delivers a powerful suite of advanced communications and collaboration capabilities that provides freedom from walled garden architectures and enables organizations to implement best-of-breed solutions on any network; extends the “in-office” experience anywhere, on any device; and offers choice of commercial options to fit business needs. For more information visit: http://www.mitel.com.

Mitel and the Mitel logo are registered trademarks of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

Contact Information:

*Cynthia Hiponia (investor relations), 613-592-2122 x71997, *investorrelations@mitel.com

Stephen Beamish (media), 613-592-2122 x72821, stephen_beamish@Mitel.com

Jay Nichols (analyst relations), 415-992-3210, jnichols@sterlingpr.com

MITEL NETWORKS CORPORATION

(incorporated under the laws of Canada)

CONSOLIDATED BALANCE SHEETS

(in millions of US dollars)

(unaudited)

	July 31, 2011	April 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$71.3	$73.9
Accounts receivable	113.8	127.5
Sales-type lease receivables	18.8	20.0
Inventories	29.0	27.1
Deferred tax asset	7.7	5.9
Other current assets	38.5	37.1

	279.1	291.5
Non-current portion of sales-type lease receivables	27.2	30.1
Deferred tax asset	90.1	91.1
Property and equipment	15.8	15.7
Identifiable intangible assets	95.2	100.6
Goodwill	134.5	134.5
Other non-current assets	8.3	8.7

	$650.2	$672.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$103.4	$107.0
Current portion of deferred revenue	37.7	40.0
Current portion of long-term debt	2.0	16.4

	143.1	163.4
Long-term debt	308.4	306.9
Lease recourse liability	6.8	7.1
Long-term portion of deferred revenue	10.3	13.2
Deferred tax liability	49.9	50.5
Pension liability	67.5	61.4
Other non-current liabilities	20.5	20.2

	606.5	622.7
Shareholders’ equity	43.7	49.5

	$650.2	$672.2

MITEL NETWORKS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended July 31, 2011	Quarter Ended July 31, 2010
Revenues	$164.1	$160.0
Cost of revenues	83.8	81.8

Gross margin	80.3	78.2

Expenses:
Selling, general and administrative	57.1	52.6
Research and development	15.1	14.8
Special charges and restructuring costs (recovery)	4.8	(0.1)
Loss on litigation settlement	0.5	—

	77.5	67.3

Operating Income	2.8	10.9
Interest expense	(4.8)	(5.1)
Fair value adjustment on derivative instruments	—	0.8
Other income (expense), net	(0.4)	0.1

Income (loss) before income taxes	(2.4)	6.7
Current income tax recovery (expense)	(1.8)	(1.0)
Deferred income tax recovery (expense)	1.4	1.1

Net income (loss)	$(2.8)	$6.8

Net income (loss) per common share
Basic	$(0.05)	$0.13
Diluted	$(0.05)	$0.12

Weighted-average number of common shares outstanding (in millions):
Basic	53.3	52.8
Diluted	53.3	56.5

MITEL NETWORKS CORPORATION

Cash flow information

(in millions of US dollars)

(unaudited)

	Quarter Ended July 31, 2011	Quarter Ended July 31, 2010
Cash provided by (used in)
Net cash provided by operating activities	$12.4	$9.6
Net cash used in investing activities	(2.6)	(0.1)
Net cash used in financing activities	(12.1)	(2.0)
Effect of exchange rate changes on cash balances	(0.3)	0.6

Net increase (decrease) in cash and cash equivalents	(2.6)	8.1
Cash and cash equivalents, beginning of period	73.9	76.6

Cash and cash equivalents, end of period	$71.3	$84.7

Additional information on capital expenditures
Capital expenditures acquired with cash	2.6	1.0
Capital expenditures financed through capital leases	0.1	0.4

Total capital expenditures	$2.7	$1.4

MITEL NETWORKS CORPORATION

Reconciliation of Net Income to Non-GAAP Net Income

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended July 31, 2011	Quarter Ended July 31, 2010
Net income (loss)	$(2.8)	$6.8
Income tax expense (recovery)	0.4	(0.1)

Net income (loss) before income tax	(2.4)	6.7
Adjustments:
Foreign exchange loss	0.6	0.1
Fair value adjustment on derivative instruments	—	(0.8)
Special charges and restructuring costs	4.8	(0.1)
Stock-based compensation	1.3	0.8
Loss on litigation settlement	0.5	—
Amortization of acquisition-related intangibles assets	5.6	5.6

Non-GAAP net income before income tax	10.4	12.3
Non-GAAP tax expense(1)	(1.2)	(1.5)

Non-GAAP net income	$9.2	$10.8

Non-GAAP net income per common share	$0.16	$0.19
Weighted-average number of common shares outstanding (in millions):	55.8	56.5

(1)	Non-GAAP tax expense is based on an estimated effective tax rate of 12.0%.

MITEL NETWORKS CORPORATION

Reconciliation of Net Income to Adjusted EBITDA

(in millions of US dollars)

(unaudited)

	Quarter Ended July 31, 2011	Quarter Ended July 31, 2010
Net income (loss)	$(2.8)	$6.8
Adjustments:
Interest expense	4.8	5.1
Income tax expense (recovery)	0.4	(0.1)
Amortization and depreciation	8.4	8.6
Foreign exchange loss	0.6	0.1
Fair value adjustment on derivative instruments	—	(0.8)
Special charges and restructuring costs	4.8	(0.1)
Stock-based compensation	1.3	0.8
Loss on litigation settlement	0.5	—

Adjusted EBITDA	$18.0	$20.4

MITEL NETWORKS CORPORATION

Segmented Information

(in millions of US dollars)

(unaudited)

	Quarter Ended July 31, 2011	Quarter Ended July 31, 2010
Revenues
Mitel Communications Solutions	$124.4	$123.5
NetSolutions	20.0	19.2
DataNet	19.7	17.3

Total revenues	$164.1	$160.0

Segment income
Mitel Communications Solutions	$23.8	$25.6
NetSolutions	4.5	4.4
DataNet	2.1	1.1

Total segment income	$30.4	$31.1